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         AGREEMENT AND PLAN OF REORGANIZATION

                     by and among

                    CRDENTIA CORP.,

              NNI ACQUISITION CORPORATION

                          and

                 NURSES NETWORK, INC.

                  dated July 16, 2003




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         AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (this
"Agreement") is made and entered into as of July 16, 2003, by and among Crdentia Corp., a Delaware corporation ("Parent"), NNI Acquisition Corporation, a
Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Co."), Nurses Network, Inc., a
California corporation (the "Company"), and Deborah
McDonnell and the Kenneth Family Trust (collectively, the "Principal Stockholders").

                       RECITALS:

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware
General Corporation Law (the "DGCL") and the General
Corporation Law of the State of California (the
"CGCL"), Parent and the Company will enter into a business combination transaction pursuant to which Acquisition Co. will merge with and into the Company
(the "Merger").

     B. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     C. The Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its shareholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     D.   The shareholders of the Company have
unanimously approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     E.   The stockholder of Acquisition Co. has
approved this Agreement, the Merger and other transactions contemplated by this Agreement.

     F.   Parent, Acquisition Co. and the Company
desire to make certain representations and warranties and other agreements in connection with the Merger.

     G.   The parties intend, by executing this
Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code, and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

     Now, Therefore, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                       ARTICLE I
                      DEFINITIONS

     1.1  Defined Terms.

     In addition to terms defined elsewhere in this Agreement, the following defined terms have the meanings indicated below:

     "Q3/2003 Company Revenue" shall mean the Company's gross revenues for the three month period ended
September 30, 2003.

     "Q4/2003 Company Revenue" shall mean the Company's gross revenues for the three month period ended
December 31, 2003.

     "Q1/2004 Company Revenue" shall mean the Company's gross revenues for the three month period ended March
31, 2004.

     "Q2/2004 Company Revenue" shall mean the Company's gross revenues for the three month period ended June
30, 2004.

     "Q3/2004 Company Revenue" shall mean the Company's gross revenues for the three month period ended
September 30, 2004.

     "Q4/2004 Company Revenue" shall mean the Company's gross revenues for the three month period ended
December 31, 2004.

     "Accredited Stockholders" shall mean those stockholders who qualify as accredited investors pursuant to Regulation D as promulgated under the Securities Act and as set forth on Schedule 1.1(a) hereto.

     "Acquisition" shall mean any transaction resulting in the acquisition by Parent of another entity
(including, without limitation, by means of a stock purchase, reorganization, merger or consolidation).

     "Acquisition Co." has the meaning set forth in the first paragraph of this Agreement.

     "Actions or Proceedings" means any action, suit, proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

     "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

     "Assets and Properties" and "Assets or Properties" of any Person each means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "Benefit Plan" means any Plan established, arranged or maintained by the Company or any corporate group of which the Company is or was a member, existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, officer, director or former employee, officer or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "Books and Records" of any Person means all files, documents, instruments, papers, books, computer files
(including but not limited to files stored on a computer's hard drive or on floppy disks), electronic files and records in any other medium relating to the business, operations or condition of such Person.

     "Breach" means a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement or any other agreement or document will be deemed to have occurred if there is or has been
(a) any inaccuracy in a breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence or circumstance.

     "CGCL" shall mean the General Corporation Law of the State of California.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the first paragraph of this Agreement.

     "Company Disclosure Schedule" means the disclosure schedule attached hereto which sets forth the exceptions to the representations and warranties contained in Article III hereof and certain other information called for by this Agreement.

     "Company Financial Statements" means (i) the audited balance sheets of the Company and the related audited statements of income and retained earnings for the fiscal periods ended December 31, 2002, December 31, 2001 and December 31, 2000, and (ii) the
Interim Financial Statements.

     "Company Shares" shall mean the Common Stock of the Company.

     "Company Stockholders" means the holders of Outstanding Common Stock, including the Principal
Stockholders.

     "Consent" means any approval, consent,
ratification, waiver, or other authorization (including any Governmental Authorization).

     "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including:
(a) the Merger; (b) the execution, delivery, and performance of the Non-Competition Agreements and the Releases; (c) the performance by Parent and the Company of their respective covenants and obligations under this Agreement; and (d) Parent's acquisition and ownership of the Company Shares and exercise of control over the Company.

     "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "Copyrights" has the meaning set forth in the definition of "Intellectual Property."

     "Encumbrances" means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, equitable interest, levy, charge, community property interest, right of first refusal or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

     "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any entity which is a member of a "controlled group of corporations" or which is or was under "common control" with the Company as defined in Section 414 of the Code.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means United States generally accepted accounting principles, as currently defined by the Financial Accounting Standards Board ("FASB") and other agencies permitted by law to issue such pronouncements.

     "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental or Regulatory Authority or pursuant to any Legal
Requirement.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, any state, county, city or other political subdivision.

     "Intellectual Property" means (i) inventions
(whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof (collectively, "Patents");
(ii) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith
(collectively, "Trademarks"), (iii) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith and mask works and all applications, registrations and renewals in connection therewith (collectively,
"Copyrights"); (iv) trade secrets and confidential business information (including without limitation, product specifications, data, know-how, inventions and ideas, past, current and planned research and development, customer lists, current and anticipated customer requirements, price lists, market studies, business plans), however documented; (v) proprietary computer software and programs (including object code and source code) and other proprietary rights and copies and tangible embodiments thereof (in whatever form or medium); (vi) database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other related information, however, documented; (vii) any and all information concerning the business and affairs of a Person (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; (viii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for a Person containing or based, in whole or in part, on any information included in the foregoing, however documented; (ix) all industrial designs and any registrations and applications therefor; (x) all databases and data collections and all rights therein; and (xi) any similar or equivalent rights to any of the foregoing anywhere in the world.

     "Interim Financial Statements" means the unaudited balance sheet and the related unaudited statement of income and retained earnings for the Company, in each case for the three month period ended March 31, 2003, prepaid in accordance with GAAP and accompanied by appropriate supporting schedules.

     "Knowledge of the Company" or "Known to the Company" means the knowledge of any officer or director of the Company. An officer or director of the Company will be deemed to have Knowledge of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

     "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

     "Material Adverse Effect" means, for any Person, a material adverse effect whether individually or in the aggregate (a) on the business, operations, financial condition, Assets and Properties, liabilities or prospects of such Person, or (b) on the ability of such Person to consummate the transactions contemplated hereby.

     "Merger" has the meaning set forth in the first recital of this Agreement.

     "Non-Accredited Stockholders" shall mean those stockholders of the Company who do not qualify as "accredited investors" as defined in Regulation D promulgated under the Securities Act, as set forth on
Schedule 1.1(b) hereto.

     "Order" means any award, decision, writ, judgment, decree, ruling, subpoena, verdict, injunction or similar order of any Governmental or Regulatory
Authority (in each such case whether preliminary or final).

     "Ordinary Course of Business" means the action of a Person that is (i) consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;
(ii) not required to be authorized by the board of directors of the Company; and (iii) similar in nature and magnitude to actions customarily taken, without the action of the board of directors or similar body, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as the Company.

     "OTCBB" shall mean the National Association of Securities Dealers, Inc. Over the Counter Bulletin
Board.

     "Parent" has the meaning set forth in the first paragraph of this Agreement.

     "Parent Common Stock" means the shares of common stock of Parent, $0.0001 par value.

     "Parent SEC Documents" means each form, report, schedule, statement and other document required to be filed by the Parent since August 3, 2001 through the date of this Agreement under the Exchange Act or the Securities Act or by the rules and regulations of the OTCBB, including any amendment to such document, whether or not such amendment is required to be so filed.

     "Patents" has the meaning set forth in the definition of "Intellectual Property."

     "Permits" means all licenses, permits,
certificates of authority, authorizations, approvals, registrations and similar consents granted or issued by any Governmental or Regulatory Authority.

     "Permitted Encumbrance" means (a) any Encumbrance for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and (b) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the business of the Company.

     "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

     "Principal Stockholders" has the meaning set forth in the first paragraph of this Agreement.

     "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

     "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

     "Related Person" means with respect to a particular individual:

          (a)  each other member of such individual's
Family;

          (b)  any Person that is directly or
indirectly controlled by such individual or one or more members of such individual's Family;

          (c)  any Person in which such individual or
members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d)  any Person with respect to which such
individual or one or more members of such individual's
Family serve as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

          (a)  any Person that directly or indirectly
controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b)  any Person that holds a Material
Interest in such specified Person;

          (c)  each Person that serves as a director,
officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d)  any Person in which such specified
Person holds a Material Interest;

          (e)  any Person with respect to which such
specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f)  any Related Person of any individual
described in clause (b) or (c).

     For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and
(iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect benefit ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "SEC" means the Securities and Exchange
Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means (a) any indebtedness of Parent
(plus interest, premium and penalties due from or arising out of such indebtedness, or any refinancing thereof): (i) for borrowed funds; (ii) due to the sellers or lessors of any real or personal property to Parent; or (iii) for reimbursement obligations with respect to letters of credit; (b) any other indebtedness of Parent, except to the extent that the holder of such indebtedness otherwise agrees in writing; and (c) any debentures, notes or other evidences of indebtedness issued in exchange for any of the foregoing indebtedness, or any indebtedness arising from the satisfaction of such indebtedness by a guarantor.

     "Tax" (and, with correlative meaning, "Taxes,"
"Taxable" and "Taxing") means (i) any federal, state, local or foreign income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental or Regulatory Authority responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or other group for any Taxable period and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     "Tax Return" means any return, report, information return, schedule or other document (including any related or supporting information) filed or required to be filed with respect to any taxing authority with respect to Taxes.

     "Threatened" means a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made
(orally or in writing) or any notice has been given
(orally or in writing), or if any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that such a claim, proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "Trademarks" has the meaning set forth in the definition of "Intellectual Property."

     "Trade Secrets and Other Proprietary Information" has the meaning set forth in the definition of "Intellectual Property."


                      ARTICLE II
                      THE MERGER

     2.1  The Merger.

     At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL and the CGCL, Acquisition Co. shall be merged with and into the Company, the separate corporate existence of Acquisition Co. shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving
Corporation."

     2.2  Effective Time.

     Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by the filing of a California agreement of merger substantially in the form attached hereto as Exhibit A
(the "Agreement of Merger") with the Secretary of State of the State of California and a certificate of merger substantially in the form attached hereto as Exhibit B
(the "Certificate of Merger") with the Secretary of State of the State of Delaware, in each case in accordance with the relevant provisions of the CGCL and the DGCL (the time of acceptance by the Secretary of State of the State of California such filing, or such later time as may be agreed in writing by the parties and specified in the Agreement of Merger, being the "Effective Time") as soon as practicable on the Closing Date. Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement, the Agreement of Merger and the Certificate of Merger.

     2.3  Effect of the Merger.

     At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and the CGCL.
Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Co. shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Co. shall become the debts, liabilities and duties of the Surviving
Corporation.

     2.4  Certificate of Incorporation; Bylaws.

          (a)  At the Effective Time, the Certificate of
Incorporation of Acquisition Co. shall be the Articles of Incorporation of the Surviving Corporation, except that Article I thereof shall be amended to read in its entirety as follows: "The name of the Corporation is Nurses Network, Inc."

          (b)  At the Effective Time, the Bylaws of Acquisition
Co. shall be the Bylaws of the Surviving Corporation, except that the Bylaws shall be amended to reflect that the name of the Surviving Corporation shall be "Nurses
Network, Inc."

     2.5  Directors and Officers.

     The directors of Acquisition Co. immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified. The officers of Acquisition Co. immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve until their successors are duly elected or appointed or qualified.

     2.6  Effect on Capital Stock/Merger Consideration.

          (a)  Conversion of Company Common Stock.  At the
Effective Time, by virtue of the Merger and without any action on the part of any Person, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (the "Outstanding Company
Common Stock"), shall be canceled and automatically converted into the right to receive, upon surrender of the certificates representing such shares and a letter of transmittal (which shall be in such form and have such provisions as Parent may reasonably specify), a ratable portion of the Stock Consideration as determined in Section 2.6(c) below. At the Effective
Time, all rights in respect of such Outstanding Company
Common Stock shall cease to exist, other than the right to receive the Stock Consideration, and all such shares shall be cancelled and retired.

          (b) No Fractional Shares. In lieu of fractional shares that would otherwise be issued to holders of Outstanding Company Common Stock under this Agreement, each holder of Outstanding Company Common Stock that would have been entitled to receive a fractional share shall receive such whole number of shares of Parent
Common Stock as is equal to the precise number of shares of Parent Common Stock to which such person would be entitled rounded down to the nearest whole number.

          (c) Merger Consideration. The merger consideration shall consist of an amount equal to 0.60 times the sum of the Q3/2003 Company Revenue, the Q4/2003 Company
Revenue, the Q1/2004 Company Revenue, the Q2/2004
Company Revenue, the Q3/2004 Company Revenue and the
Q4/2004 Company Revenue (collectively, the "Merger
Consideration"). The Merger Consideration shall be paid in Parent Common Stock in six (6) installments as follows:

               (i) Q3/2003 Payment. Subject to the Payment Offset provided for in Section 2.7(b), within five (5)
business days following the calculation of the Q3/2003
Company Revenue, Parent shall issue that number shares of Parent Common Stock equal to the quotient obtained by dividing (A) 0.60 times the Q3/2003 Company Revenue by (B) the Parent Common Stock Value. The shares of
Parent Common Stock issuable pursuant to this
Section 2.6(c)(i) shall be referred to as the "Q3/2003
Payment."

               (ii) Q4/2003 Payment. Subject to the Payment Offset provided for in Section 2.7(b), if any, within five (5)
business days following the calculation of the Q4/2003
Company Revenue, Parent shall issue that number shares of Parent Common Stock equal to the quotient obtained by dividing (A) 0.60 times the Q4/2003 Company Revenue by (B) the Parent Common Stock Value. The shares of
Parent Common Stock issuable pursuant to this
Section 2.6(c)(ii) shall be referred to as the "Q4/2003
Payment."

               (iii) Q1/2004 Payment. Subject to the Payment Offset provided for in Section 2.7(b), if any, within five (5) business days following the calculation of the Q1/2004 Company Revenue, Parent shall issue that number shares of Parent Common Stock equal to the quotient obtained by dividing (A) 0.60 times the Q1/2004 Company Revenue by (B) the Parent Common Stock Value. The shares of Parent Common Stock issuable pursuant to this
Section 2.6(c)(iii) shall be referred to as the "Q1/2004 Payment."

               (iv) Q2/2004 Payment. Subject to the Payment Offset provided for in Section 2.7(b), if any, within five (5)
business days following the calculation of the Q2/2004
Company Revenue, Parent shall issue that number shares of Parent Common Stock equal to the quotient obtained by dividing (A) 0.60 times the Q2/2004 Company Revenue by (B) the Parent Common Stock Value. The shares of
Parent Common Stock issuable pursuant to this
Section 2.6(c)(iv) shall be referred to as the "Q2/2004
Payment."

               (v) Q3/2004 Payment. Subject to the Payment Offset provided for in Section 2.7(b), if any, within five (5)
business days following the calculation of the Q3/2004
Company Revenue, Parent shall issue that number shares of Parent Common Stock equal to the quotient obtained by dividing (A) 0.60 times the Q3/2004 Company Revenue by (B) the Parent Common Stock Value. The shares of
Parent Common Stock issuable pursuant to this
Section 2.6(c)(v) shall be referred to as the "Q3/2004
Payment."

               (vi) Q4/2004 Payment. Subject to the Payment Offset provided for in Section 2.7(b), if any, within five (5)
business days following the calculation of the Q4/2004
Company Revenue, Parent shall issue that number shares of Parent Common Stock equal to the quotient obtained by dividing (A) 0.60 times the Q4/2004 Company Revenue by (B) the Parent Common Stock Value. The shares of
Parent Common Stock issuable pursuant to this
Section 2.6(c)(vi) shall be referred to as the "Q4/2004
Payment."

     For purposes of this Agreement, the "Parent Common
Stock Value" shall mean fifty percent (50%) of the average of the closing prices of the Parent Common
Stock as reported on the OTCBB or other national stock exchange for the last five (5) trading day period ending two (2) days prior to the Closing Date. For purposes of this Agreement, "Stock Consideration" shall mean the number of shares of Parent Common Stock issuable on or after the Closing Date in accordance with the terms and provisions this Agreement. For purposes of this Agreement, the Q3/2003 Payment, the Q4/2003 Payment, the Q1/2004 Payment, the Q2/2004
Payment, the Q3/2004 and the Q4/2004 Payment shall be referred to collectively as the "Quarterly Payments" and each as a "Quarterly Payment."

          (d)  Actions at the Effective Time.  At the Effective
Time:

               (i)  Except for the securities referred to in
Section 2.6(d)(ii) below, each share of Outstanding
Company Common Stock will automatically, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into a right to receive from Parent the Stock Consideration in the amount as determined pursuant to this Section 2.6.

               (ii) Each share of Company Common Stock held in the treasury of the Company shall be canceled and retired without payment of any consideration therefor.

               (iii) Each share of common stock of Acquisition Co. ("Acquisition Co. Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation and shall constitute the only shares of capital stock of the Surviving Corporation outstanding immediately after the Effective Time. Each stock certificate of Acquisition Co. evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     2.7  Advance Closing Payment.

     Subject to the conditions set forth in this
Section 2.7, an Advance Closing Payment (as defined in
Section 2.7(a) below) shall be calculated and payable at the Closing in accordance with the provisions hereof.

          (a) Calculation; Manner of Payment. Parent shall issue at the Closing that number shares of Parent
Common Stock equal to the quotient obtained by dividing
(i) the 2003 Annualized Company Revenue times 0.60, less $64,000, by (ii) the Parent Common Stock Value.
The shares of Parent Common Stock issuable pursuant to this Section 2.7 shall be referred to as the "Advance Closing Payment." For purposes of this Agreement, the "2003 Annualized Company Revenue" shall mean the
Company's 2003 gross revenues as of the Closing Date, annualized for fiscal year 2003.

          (b) Payment Offset. The total number of shares of Parent Common Stock issued as the Advance Closing
Payment pursuant to Section 2.7 hereof shall be deducted from the Q3/2003 Payment, and each subsequent
Quarterly Payment thereafter, as necessary, until the total number of shares of Parent Common Stock deducted from the Quarterly Payments equals the total number of shares of Parent Common Stock issued as the Advance
Closing Payment; provided, however, that the Principal
Stockholders shall not be liable or be required to disgorge their consideration in the event that the Advanced Closing Payment exceeds the Merger
Consideration. For purposes of this Agreement, each deduction from the Quarterly Payments pursuant this
Section 2.7 shall be referred to as a "Payment Offset."

     2.8  Closing.

          (a) Time and Place. The consummation of the Merger under this Agreement (the "Closing") shall take place at the offices of Morrison & Foerster LLP, 3811 Valley
Centre Drive, San Diego, CA 92130, at 10:00 a.m. on
August 14, 2003, or at such time and in such manner as the parties mutually agree (the "Closing Date").

          (b) Closing Deliveries by the Company and the Principal Stockholders. At the Closing, the Company and the Principal Stockholders, as the case may be, shall have delivered or caused to be delivered to Parent and/or Acquisition Co., as the case may be:

               (i) the Certificate of Merger, duly executed by the Company;

               (ii) the Agreement of Merger, duly executed by the Company;

               (iii)     the Non-Competition and Non-Solicitation
Agreement by and between Parent and each of the individuals set forth on Schedule 2.8(b)(iii), substantially in the form of Exhibit C (the "Non-
Competition Agreements"), duly executed by each of such parties;

               (iv) a certificate of an officer of the Company substantially in the form of Exhibit D attached hereto, duly executed by the Company;

               (v) a certificate of the Secretary of the Company substantially in the form of Exhibit E attached hereto, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of the Company certified as of a recent date by the Secretary of State of California, (B) a certificate of each appropriate Secretary of State certifying the good standing of the Company in its state of incorporation and all states in which it is qualified to do business,
(C) a true and complete copy of the resolutions of the board of directors of the Company and the resolutions of the shareholders of the Company, each authorizing the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and (D) incumbency matters;

               (vi) a Release by each of the Principal Stockholders, substantially in the form of Exhibit F attached hereto
(the "Release"), duly executed by each Principal
Stockholder;

               (vii) resignation letter of each of the officers and directors of the Company, dated effective as of the Closing;

               (viii) such other documents as Parent may reasonably request for the purpose of facilitating the consummation of the Contemplated Transactions.

          (c)  Closing Deliveries By Parent.  At the Closing,
Parent and/or Acquisition Co., as the case may be, shall have delivered or caused to be delivered to the Company and/or the Company Stockholders, as the case may be:

               (i) the Non-Competition Agreements, duly executed by Parent;

               (ii) a certificate of an officer of Parent, substantially in the form of Exhibit G attached hereto, duly executed by Parent;

               (iii) a certificate of the Secretary of Parent substantially in the form of Exhibit H attached hereto, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of Parent certified as of a recent date by the Secretary of State of Delaware, (B) a true and complete copy of the resolutions of the board of directors of Parent authorizing the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby and (C) incumbency matters;

               (iv) a Promissory Note, substantially in the form to be mutually agreed upon in good faith by Parent and the Company and to be attached hereto as Exhibit I prior to the Closing (the "McDonnell Note"), duly executed by Parent for the assumption of the Company's payment obligation to Deborah McDonnell in the amount of $22,500;

               (v) a Promissory Note, substantially in the form to be mutually agreed upon in good faith by Parent and the Company and to be attached hereto as Exhibit J prior to the Closing (the "Kenneth Note I"), duly executed by
Parent for the assumption of the Company's payment obligation to Robert Kenneth in the amount of $41,500;
and

               (vi) a Promissory Note, substantially in the form to be mutually agreed upon in good faith by Parent and the Company and to be attached hereto as Exhibit K prior to the Closing (the "Kenneth Note II"), duly executed by
Parent, for the reimbursement of Robert Kenneth's payment obligation to Bank of America at, or prior to, the Closing in the amount of $50,432.

     2.9  Exemption from Registration.

     The issuance of the Parent Common Stock issuable as Stock Consideration will be exempt from registration requirements of the Securities Act pursuant to the private placement exemption provided by Rule 505 and/or
506 of Regulation D promulgated under the Securities
Act and/or Section 4(2) of the Securities Act, and applicable state securities laws.


                      ARTICLE III
            REPRESENTATIONS AND WARRANTIES
                    OF THE COMPANY

     The Company represents and warrants to Parent and Acquisition Co. as of the date hereof and as of the Closing Date, except as set forth on the Company
Disclosure Schedule furnished to Parent specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

     3.1  Organization of the Company.

     The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. The Company is duly authorized to conduct business and is in good standing in California and each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material
Adverse Effect upon the Company. The Company has full power and authority, and holds all Permits and authorizations necessary to carry on its business and to own and use the Assets and Properties owned and used by the Company except where the failure to have such power and authority or to hold such Permit or authorization would not have a Material Adverse Effect on the Company's business. The Company has delivered to Parent correct and complete copies of its charter documents and organizational documents, each as amended to date.

     3.2  Capital Stock of the Company.

          (a) The authorized capital stock of the Company consists of (i) 50,000 shares of common stock, par value $1.00 per share ("Company Common Stock"), of which 20,000 shares are issued and outstanding as of the date hereof and (ii) no shares of capital stock of the Company in treasury. Each share of the issued and outstanding Company Common Stock is duly authorized, validly issued, fully paid and nonassessable. Section
3.2(a) of the Company Disclosure Schedule sets forth a complete and accurate list specifying the number of shares of Company Common Stock held by each Company
Stockholder.

          (b) There are no subscriptions, options, warrants, calls, commitments and other rights of any kind for the purchase or acquisition of, and any securities convertible or exchangeable for, any capital stock of the Company.

          (c) There are no agreements to which the Company or the Company Stockholders are parties or by which they are bound with respect to the voting (including voting trusts or proxies), registration under the Securities
Act, or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company.

     3.3  Ownership of Shares.

     Each of the Company Stockholders owns beneficially and of record that number of shares of Company Common
Stock listed opposite such stockholder's name in
Section 3.2(a) of the Company Disclosure Schedule, free and clear of all Encumbrances, and has good and valid title to such shares. The delivery of the stock certificate(s) representing the Outstanding Common
Stock owned by the Company Stockholders in the manner provided in Section 2.6 will transfer to the Parent good and valid title thereto free and clear of all Encumbrances.

     3.4  Authority of the Company.

     The Company has all necessary power and authority and has taken all action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     3.5  No Affiliates.

     The Company does not have any Affiliates or subsidiaries and is not a partner in any partnership or a party to a joint venture.

     3.6  Consents and Governmental Approvals and Filings.

     No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     3.7  Books and Records.

     The minute books and other corporate records of the Company as made available to Parent contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the shareholders, the boards of directors and committees of the boards of directors of the Company. The Company has delivered or made available true and complete copies of each document which has been requested by Parent or its counsel in connection with their legal and accounting review of the Company.
The stock transfer ledgers and other similar records of the Company accurately reflect all issuances and record transfers in the capital stock of the Company. The other Books and Records of the Company are true, correct and complete and have been maintained in accordance with sound business practices.

     3.8  Company Financial Statements.

     The Company has previously delivered to Parent the Company Financial Statements. Such Company Financial
Statements (i) are true, correct and complete,
(ii) have been prepared in accordance with the Books and Records of the Company, (iii) have been prepared in conformity with GAAP, and (iv) fairly present the financial condition and results of operations of the Company as of the respective dates thereof and for the periods covered thereby; provided that the Interim
Financial Statements are subject to normal year-end adjustments and lack footnotes and certain other presentation items.

     3.9  Absence of Changes.

     Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since
December 31, 2002, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse
Effect on the Company.

     3.10  No Undisclosed Liabilities.

     Except as disclosed in Section 3.10 of the Company
Disclosure Schedule or in the Company Financial
Statements, there are no liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including but not limited to any liability for Taxes), nor any basis for any claim against the Company for any such liabilities, relating to or affecting the Company or any of its Assets and Properties, other than such liabilities incurred after December 31, 2002 in the Ordinary Course of Business which have not had, and could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the Company.

     3.11 Benefit Plans; ERISA.

          (a)  Section 3.11(a) of the Company Disclosure
Schedule lists each Benefit Plan together with a brief description of the type of plan and benefit provided thereunder. The Company has no commitment, proposal, or communication to employees regarding the creation of an additional Plan or any increase in benefits under any Benefit Plan. The Company has provided to Parent
(i) a copy of each Benefit Plan (including amendments) or, where substantially similar arrangements exist, a sample copy and a list of persons participating in such arrangement, (ii) the three most recent annual reports on the Form 5500 series for each Benefit Plan required to file such report and (iii) the most recent trustee's report for each Benefit Plan funded through a trust.

          (b)  Each Benefit Plan has been operated and
administered in all material respects in accordance with its terms and, as of the Closing Date, will be in full compliance, in form and operation, with all applicable laws (including but not limited to ERISA and the Code). The reserves reflected in the Company
Financial Statements for the obligations of the Company under all Benefit Plans are adequate and were determined in accordance with GAAP.

          (c) The consummation of the transactions contemplated by this Agreement will not, either immediately or upon the occurrence of any event thereafter, (i) entitle any current or former employee or officer or director of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or
(ii) accelerate the time of payment or vesting, or increase the amount of compensation otherwise due any such individual.

     3.12 Real Property.

     The Company does not own any real property.
Section 3.12 of the Company Disclosure
Schedule contains a complete and accurate legal description of each parcel of real property leased by the Company (as lessee or lessor) (the "Real Property") and all Encumbrances (other than Permitted
Encumbrances) relating to or affecting the Real
Property. The Company has a valid leasehold interest in, all real property used in or relating to the conduct of the Company's business, free and clear of all Encumbrances other than Permitted Encumbrances.

     3.13 Intellectual Property Rights.

          (a)  Section 3.13(a) of the Company Disclosure
Schedule sets forth, for the Intellectual Property owned, in whole or in part, including jointly with others (such schedule specifies if such Intellectual
Property is owned jointly), by the Company, a complete and accurate list of all United States and foreign
(a) Patents and Patent applications; (b) Trademark registrations and applications and unregistered
Trademarks; (c) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed); and (d) all other Intellectual Property to which the Company has any ownership rights (including common law rights).

          (b) The Company owns or possesses adequate licenses, re-marketing or sublicensing rights, or other rights to use, free and clear of Encumbrances, orders and arbitration awards, all of its Intellectual Property used in its business. The products used, manufactured, marketed, sold or licensed by the Company, and all Intellectual Property used in the conduct of the Company's business as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any rights owned or controlled by any third party, including any Intellectual Property of any third party.

          (c) No litigation is now or, within the three years prior to the date of this Agreement, was pending and no notice or other claim in writing has been received by the Company, (A) alleging that the Company has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or
(B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by or to the Company.

          (d) To the Knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or licensed by the Company, and no such claims have been brought against any third party by the Company.

     3.14 Compliance with Legal Requirements; Governmental
Authorizations.

          (a) Except as set forth in Section 3.14 (a) of the Company Disclosure Schedule:

               (i) the Company is, and at all times since its incorporation has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets;

               (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

               (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other
Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (b)  Section 3.14(b) of the Company Disclosure
Schedule contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each
Governmental Authorization listed or required to be listed in Section 3.14(b) of the Company Disclosure
Schedule is valid and is in full force and effect.
Except as set forth on Section 3.14(b) of the Company
Disclosure Schedule:

               (i) the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Section 3.14(b) of the Company
Disclosure Schedule;

               (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time)
(A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Section 3.14(b) of the Company
Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Section 3.14(b) of the Company
Disclosure Schedule;

               (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other
Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental
Authorization; and

               (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Section 3.14(b) of the Company Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental or Regulatory Authority, and all other filings required to have been made with respect to such Governmental
Authorizations have been duly made on a timely basis with the appropriate Governmental or Regulatory
Authority.

     The Governmental Authorizations listed in
Section 3.14(b) of the Company Disclosure
Schedule collectively constitute all of the Governmental Authorizations necessary to permit the company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

     3.15 Legal Proceedings; Orders.

          (a) Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, there is no pending
Proceeding:

               (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by the Company;
or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     To the Knowledge of the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to Parent copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Section 3.15(a) of the Company Disclosure Schedule. The Proceedings listed in Section 3.15(a) of the Company Disclosure
Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

     3.16 Contracts.

          (a)  Section 3.16 of the Company Disclosure
Schedule contains a true and complete list of each of the following contracts, agreements or other arrangements to which the Company is a party or by which any of its Assets and Properties is bound (and, to the extent oral, accurately describes the terms of such contracts, agreements and arrangements):

               (i) all collective bargaining or similar labor agreements;

               (ii) all contracts for the employment of any officer, employee or other person or entity on a full time, part time, consulting or other basis;

               (iii) all loan agreements, indentures, debentures, notes or letters of credit relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company;

               (iv) each written warranty, guaranty, or other similar undertaking with respect to contractual performance extended by the Company;

               (v) all leases or agreements under which the Company is lessee or lessor of, or holds, or operates, any property, real or personal, owned by any other party;

               (vi) all commitments, contracts, sales contracts, purchase orders, mortgage agreements or groups of related agreements with the same party or any group or affiliated parties which require or may in the future require payment of any consideration by the Company;

               (vii) each Contract for capital expenditures in excess of $10,000;

               (viii) all contracts or commitments that in any way restrict the Company from carrying on its business anywhere in the world;

               (ix) all other contracts and agreements that
(A) involve the payment or potential payment in excess of $10,000, pursuant to the terms of any such contract or agreement, by the Company and (B) cannot be terminated within 30 days after giving notice of termination without resulting in any cost or penalty to the Company; and

               (x)  each amendment, supplement, and modification
(whether oral or written) in respect to any of the foregoing.

          (b) A correct and complete copy of each Contract disclosed in the Company Disclosure Schedule has been previously provided to Parent. Each contract, agreement or other arrangement disclosed in the Company
Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company, and to the Knowledge of the Company, the other parties thereto; and the Company has performed all of its required obligations under, and is not in violation or breach of or default under, any such contract, agreement or arrangement. There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or complete Contract with any Person and, to the Knowledge of the Company, no such Person has made written demand for such renegotiation.
The Contracts relating to the provision services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that would be in violation of any Legal
Requirement.

     3.17 Environmental Matters.

          (a)  The Company is in compliance with all applicable
"Environmental Laws" (as defined below) and there are no circumstances which may materially prevent or interfere with such compliance in the future. The
Company has not received any communication (whether written or oral), whether from a Governmental or Regulatory Authority, citizen group, employee or otherwise, that alleges that the Company or any of the Assets or Properties used in the Company's business is not in full compliance with Environmental Laws.

          (b) There are no past or present actions, activities, circumstances, conditions, events or incidents arising from the operation, ownership or use of any property currently or formerly owned, operated or used by the Company (or any entity formerly an Affiliate of the Company), including, without limitation, the release, emission, discharge or disposal of any "Material" (as defined below) into the "Environment" (as defined below), that could reasonably be expected to result in the incurrence of costs under Environmental Laws.

          (c)  For purposes of this Section 3.17:

               (i) "Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air and any indoor workplace.

               (ii) "Environmental Laws" means all national, state, local and foreign laws, codes, regulations, common law, requirements, directives, Orders, and administrative or judicial interpretations thereof, all as in effect on the date hereof or on the Closing Date, that may be enforced by any Governmental or Regulatory Authority, relating to pollution, the protection of the Environment or the emission, discharge, disposal, release or threatened release of Materials in or into the Environment.

               (iii) "Material" means pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes, including, without limitation, petroleum and petroleum products.

     3.18 Accounts Receivable.

     All accounts receivable of the Company that are reflected on the Company Financial Statements or the accounting records of the Company as of the Closing
(collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing, the Accounts Receivable are or will be as of the Closing current and collectible, net of the respective reserves shown on the Company Financial
Statements or on the accounting records of the Company as of the Closing (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing, will not represent a greater percentage of the Accounts
Receivable as of the Closing than the reserve reflected in the Company Financial Statements and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging).
Subject to such reserves, each of the Accounts
Receivable either has been or will be collected in full, without any set-off, within 90 days after the date on which it first becomes due and payable.

     3.19 Insurance.

     Set forth in Section 3.19 of the Company
Disclosure Schedule is a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to the Company or the Assets and Properties of the Company (or any of the Company's directors, officers, salespersons, agents or employees), including the following information for each such policy: type(s) of insurance coverage provided; name of insurer; effective dates;
policy number; per occurrence and annual aggregate deductibles or self-insured retentions; per occurrence and annual aggregate limits of liability and the extent, if any, to which the limits of liability have been exhausted. All policies set forth on the Company
Disclosure Schedule are in full force and effect, and with respect to such policies, all premiums currently payable or previously due have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

     3.20 Tax Matters.

          (a)  The Company has filed on a timely basis all Tax
Returns that it was required to file, and all such Tax
Returns were complete and accurate in all material respects. The Company is not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Company has paid on a timely basis all Taxes that were due and payable including, without limitation, employment taxes and any fines, interest and penalties thereon. The unpaid
Taxes of the Company for tax periods through December 31, 2002 do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company's most recent balance sheet. The Company has no actual or potential liability for any Tax obligation of any other taxpayer (including any affiliated group of corporations or other entities that included the Company during a prior period). All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper
Governmental or Regulatory Authority.

          (b) The Company has delivered to Parent complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company. The federal income Tax Returns of the Company have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in
Section 3.20(b) of the Company Disclosure Schedule.
The Company has delivered or made available to Parent complete and accurate copies of all other Tax Returns of the Company, together with all related examination reports and statements of deficiency for all periods from and after incorporation. No examination or audit of any Tax Return of the Company by any Governmental or Regulatory Authority is currently in progress or, to the Knowledge of the Company, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

     3.21 Labor and Employment Relations.

     To the Knowledge of the Company, no officer, executive or group of five or more employees of the Company has or have any plans to terminate his, her or their employment with the Company. The Company is not a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and to the Knowledge of the Company, there are no attempts to organize any of the Company's employees by any person, unit or group seeking to act as their bargaining agent.
The Company has complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status or sexual orientation, occupational health and safety and the withholding and payment of social security and other
Taxes. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for the failure to comply with any of the foregoing Legal Requirements.

     3.22 Customers.

     The Company has previously provided to Parent a true and correct list of the Company's current customers and the Company's customers during the 2000 and 2001 fiscal years related to the Company business.
Since January 1, 2002, no single customer or group of affiliated customers contributing more than $10,000 per annum to the gross revenues of the Company's business has stopped doing business with the Company, and no such customer has given notice to the Company of an intention to discontinue doing business or reduce the level of gross revenues from that in fiscal year 2002 with the Company.

     3.23 Bank Accounts.

     Section 3.23 of the Company Disclosure
Schedule contains a complete and accurate list of each deposit account or asset maintained by or on behalf of the Company with any bank, brokerage house or other financial institution, specifying with respect to each the name and address of the institution, the name under which the account is maintained, the account number, and the name and title or capacity of each Person authorized to have access thereto.

     3.24 Third Party Consents.

     No consent, approval or authorization of any third party on the part of the Company is required in connection with the consummation of the transactions contemplated hereunder except as otherwise provided in
Section 3.24 of the Company Disclosure Schedule.

     3.25 Relationships with Related Persons.

     No Principal Stockholder or any Related Person of the Company has or since December 31, 2001 has had, any interest in the property, whether real, personal or mixed, or whether tangible or intangible, used in or pertaining to the Company's businesses. No Principal
Stockholder or any Related Person of the Company owns, or since December 31, 2001 has owned (of record or as beneficial owner) an equity interest or any other financial or profit interest in a Person that has
(i) had business dealings or a material financial interest in any transaction with the Company or
(ii) engaged in competition with the Company with respect to any line of the products or services of the Company. Except as set forth in Section 3.25 of the Company Disclosure Schedule, no Principal Stockholder nor any Related Person of the Company is a party to any Contract with or has any right or claim against the Company.

     3.26 Brokers.

     Except as set forth in Section 3.26 of the Company
Disclosure Schedule, neither the Principal Stockholders nor the Company have retained any broker in connection with the transactions contemplated hereunder. Parent has, and will have, no obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of the Principal
Stockholders or the Company.

     3.27 Material Misstatements and Omissions.

     The statements, representations and warranties of the Company contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of the Company pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not or will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.


                      ARTICLE IV
            REPRESENTATIONS AND WARRANTIES
             OF PARENT AND ACQUISITION CO.

     Parent and Acquisition Co., jointly and severally, represent and warrant to the Company as of the date hereof and as of the Closing Date, as follows:

     4.1  Organization.

     Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of the Delaware. Acquisition Co. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.
Each of Parent and Acquisition Co. is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon Parent or Acquisition Co., as the case may be.

     4.2  Authority.

     Each of Parent and Acquisition Co. has all necessary corporate power and corporate authority and has taken all corporate actions necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its respective obligations hereunder and no other proceedings on the part of Parent or Acquisition Co. are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Co. and constitutes a legal, valid and binding obligation of Parent and Acquisition
Co., respectively, enforceable against each of Parent and Acquisition Co. in accordance with its terms except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     4.3  Litigation.

     There are no Actions or Proceedings pending or, to the Knowledge of Parent or Acquisition Co., threatened or anticipated against, relating to or affecting the transactions contemplated by this Agreement, and, to the Knowledge of Parent or Acquisition Co., there is no basis for any such Action or Proceeding.

     4.4  Reports and Financial Statements.

     As of the date hereof, the Parent has furnished or made available to the Company true and complete copies of all Parent SEC Documents. As of their respective filing dates, all such Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the OTCBB, as the case may be, and none of such Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC or OTCBB. The
Parent Financial Statements comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC and OTCBB with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and present fairly the consolidated financial position of the Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended
(subject, in the case of unaudited statements, to normal audit adjustments). As of the date hereof, there has been no change in the Parent accounting policies except as described in the notes to Parent
Financial Statements.

     4.5  Brokers.

     Neither Parent nor Acquisition Co. has retained any broker in connection with the transactions contemplated hereunder. Neither the Company nor the Principal Stockholders has, and will have, any obligation to pay any broker's, finder's investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Parent or Acquisition Co.


                       ARTICLE V
            REPRESENTATIONS AND WARRANTIES
             OF THE PRINCIPAL STOCKHOLDERS

      Each Principal Stockholder hereby represents and warrants to Parent and Acquisition Co. as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company and the Stockholders set forth in Article III above):

     5.1  Requisite Power and Authority.

     Such Principal Stockholder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on such Principal Stockholder's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Agreement will be the valid and binding obligation of such Principal Stockholder, enforceable in accordance with its terms.

     5.2  Investment Representations.

     Such Principal Stockholder understands that the shares of the Parent Common Stock have not been registered under the Securities Act. Such Principal
Stockholder also understands that the shares of Parent
Common Stock are being offered and sold pursuant to an exemption from registration contained in the Securities
Act based in part upon such Principal Stockholder's representations and warranties contained in this Agreement. Such Principal Stockholder hereby represents and warrants as follows:

          (a) Such Principal Stockholder is an "accredited investor" as defined in Rule 501(a) of the Securities
Act.

          (b) Such Principal Stockholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Parent so that he, she or it is capable of evaluating the merits and risks of his, her or its investment in Parent and has the capacity to protect his, her or its own interests. Such Principal
Stockholder must bear the economic risk of this investment indefinitely unless the shares of Parent
Common Stock are registered pursuant to the Securities
Act, or an exemption from registration is available.
Such Principal Stockholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Principal Stockholder to transfer all or any portion of the shares of Parent Common Stock under the circumstances, in the amounts or at the times such Principal Stockholder might propose.

          (c) Such Principal Stockholder is acquiring the shares of Parent Common Stock for such Principal Stockholder's own account for investment only, and not with a view towards their distribution.

          (d) Such Principal Stockholder represents that by reason of his, her or its business or financial experience, such Principal Stockholder has the capacity to protect his, her or its own interests in connection with the transactions contemplated in this Agreement. Further, such Principal Stockholder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

          (e) Such Principal Stockholder has received and read the Parent SEC Filings and has had an opportunity to discuss Parent's business, management and financial affairs with directors, officers and management of Parent and has had the opportunity to review Parent's operations and facilities. Such Principal Stockholder has also had the opportunity to ask questions of and receive answers from Parent and its management regarding the terms and conditions of this investment.

          (f) Such Principal Stockholder acknowledges and agrees that the shares of Parent Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Principal Stockholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about Parent, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market (as said term is defined under the Exchange Act) and the number of shares being sold during any three month period not exceeding specified limitations.

          (g) Such Principal Stockholder resides in the state or province identified in the address of such Principal
Stockholder set forth on the signature page to this Agreement.

     5.3  Transfer Restrictions.

     Such Principal Stockholder acknowledges and agrees that the shares of Parent Common Stock are subject to restrictions on transfer set forth in this Section 5.3.
Such Principal Stockholder agrees not to make any disposition of all or any portion of the shares of Parent Common Stock unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) the transferee (except for transfers in compliance with Rule 144) has agreed in writing to be bound by the terms of this Agreement, such Principal Stockholder shall have notified Parent of the proposed disposition and shall have furnished
Parent with a detailed statement of the circumstances surrounding the proposed disposition and if reasonably requested by Parent, such Principal Stockholder shall have furnished Parent with an opinion of counsel, reasonably satisfactory to Parent, that such disposition will not require registration of such shares under the Securities Act. Notwithstanding the provisions of clauses (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Principal Stockholder to a family member of such Stockholder or trust for the benefit of such Principal Stockholder; provided, however, that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he, she or it were an original Principal
Stockholder hereunder.


                      ARTICLE VI
                 ADDITIONAL AGREEMENTS

     6.1  Operation of Business Prior to Effective Time.

     Between the date hereof and the Effective Time, the Company will operate its business in the Ordinary
Course of Business and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use all commercially reasonable efforts to seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time.

    6.2  No Solicitation or Negotiation.

     Between the date hereof and the earlier of the termination of this Agreement and September 30, 2003, the Company will not (nor will the Company permit any of the Company's officers, directors, employees, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any person other than Parent and Acquisition Co.:
(i) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with any person relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company;
(ii) provide information with respect to it or any of its subsidiaries to any person, other than Parent and Acquisition Co., relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its or their capital stock or assets or any equity interest in the Company; or
(iii) enter into any agreement with any person providing for the possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its or their capital stock or assets or any equity interest in the Company.

     6.3  Access to Information.

     Between the date hereof and the Effective Time, the Company shall give Parent and its authorized representatives (including, without limitation, its attorneys and accountants), upon reasonable notice from Parent, reasonable access to all employees, customers, plants, offices, warehouses and other facilities, to (and where necessary, provide copies of) all books and records, contracts and all personnel files of current employees of the Company and its subsidiaries as Parent may reasonably require, and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time reasonably request.

     6.4  Notification of Certain Matters.

     The Company shall give prompt notice to Parent of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement by the Company to be untrue or inaccurate at or prior to the Effective Time on
(ii) any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not cure such breach or non-compliance by the Company, limit or otherwise affect the remedies available hereunder to Parent, or constitute an amendment of any representation, warranty or statement in this Agreement or the Company Disclosure Schedules.

     6.5  Fees and Expenses.

     Whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the Merger, this Agreement and the other agreements and transactions contemplated hereby and thereby, including all legal, accounting, financial advisory, broker's consulting and other fees and expenses of third parties incurred by a party in connection with the negotiation, documentation and effectuation of the terms and conditions of the Merger, this Agreement and the other agreements and transactions contemplated hereby and thereby ("Third Party Expenses"), shall be the obligation of the respective party incurring such Third
Party Expenses. Notwithstanding the foregoing, the Principal Stockholders shall pay all legal costs and fees of their counsel and the Company shall not be responsible for or pay for any such fees.

     6.6  Subordination.

          (a)  Note Subordination.  The parties hereto
acknowledge and agree that the McDonnell Note, the Kenneth Note I and the Kenneth Note II (collectively, the "Debt") shall be subordinated to all Senior Debt.
No payment of principal or interest shall be made on the Debt if, but only as long as, there exists any default, or the existence of any event which, with the giving of notice, would constitute a default, in the payment of Senior Debt, as determined by the terms of any such Senior Debt. The Debt shall be pari-passu with all other seller financing incurred in connection with Parent acquisitions consummated prior to, or following, the Closing.

          (b) Subordination Documents. The parties hereto agree to execute, at or following the Closing, as the case may be, all subordination documents required by the holders of Senior Debt.


                      ARTICLE VII
       CONDITIONS TO CONSUMMATION OF THE MERGER

     7.1  Conditions to the Obligations of the Company.

The  obligation of the Company to effect the Merger  is
subject  to  the  satisfaction  at  or  prior  to   the
Effective Time of the following conditions:

          (a) the representations and warranties of Parent and Acquisition Co. contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date, and in any event, subject to the foregoing materiality qualification) and, at the Closing, Parent and Acquisition Co. shall have delivered to the Company a certificate to that effect, executed by an officer of Parent and Acquisition;

          (b) each of the covenants and obligations of Parent and Acquisition Co. to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent and Acquisition Co. shall have delivered to the Company a certificate to that effect, executed by an officer of Parent and Acquisition Co.; and

          (c) Parent shall have delivered all of Closing deliveries set forth in Section 2.8(c) above.

     7.2 Conditions to the Obligations of Parent and Acquisition Co.

     The respective obligations of Parent and Acquisition Co. to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective
Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date) and, at the Closing, the Company shall have delivered to Parent and Acquisition Co. a certificate to that effect, executed by an executive officer of the Company;

          (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition Co. a certificate to that effect, executed by an executive officer of the Company;

          (c) the consents specified on Section 3.24 of the Company Disclosure Schedule and any other material third party consents necessary to consummate the transactions contemplated hereby shall have been given, obtained or complied with as applicable;

          (d) the Company and the Company Stockholders, as the case may be, shall have delivered all of the Closing deliveries set forth in Section 2.8(b) above; and

          (e) all proceedings taken by the Company and the Company Stockholders and all instruments executed and delivered by the Company and the Company Stockholders on or prior to the Closing in connection with the Contemplated Transactions shall be reasonably satisfactory in form and substance to counsel for the Parent and Acquisition Co.


                     ARTICLE VIII
            TERMINATION; AMENDMENT; WAIVER

     8.1  Termination.

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective
Time whether before or after approval and adoption of this Agreement:

          (a) by written consent of Parent, Acquisition Co., and the Company;

          (b)  by Parent and Acquisition Co. or the Company if
(i) any court of competent jurisdiction in the United
States or other United States federal or state governmental entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become non-appealable, or (ii) the Merger has not been consummated by September 30, 2003;
provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective
Time shall not have occurred on or before said date;

          (c) by the Company if (i) there shall have been a material breach of any representations or warranties on the part of Parent or Acquisition Co. set forth in this Agreement or if any representations or warranties of Parent or Acquisition Co. shall have become untrue in any material respect, provided that the Company has not breached any of its obligations hereunder in any material respect; or (ii) there shall have been a breach by Parent or Acquisition Co. of any of their respective covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of Parent, Acquisition
Co. or the Company to consummate the Merger, and Parent or Acquisition Co., as the case may be, has not cured such breach within ten business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect; or

          (d) by Parent and Acquisition Co. if (i) there shall have been a material breach of any representations or warranties on the part of the Company set forth in this Agreement or if any representations or warranties of the Company shall have become untrue in any material respect, provided that neither Parent nor Acquisition
Co. has breached any of their respective obligations hereunder in any material respect; (ii) there shall have been a breach by the Company of one or more of its covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of Parent, Acquisition
Co. or the Company to consummate the Merger, and the Company has not cured such breach within ten business days after notice by Parent or Acquisition Co. thereof, provided that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; or (iii) the results of Parent's due diligence investigations are not satisfactory to Parent for any reason in its sole discretion.

     8.2  Effect of Termination.

     In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 above, this Agreement shall forthwith become void and have no effect without liability on the part of any party hereto or its Affiliates, directors, officers or stockholders other than the provisions of this
Section 8.2 and Sections 6.2, 6.5, 8.3, 10.7, and
10.10.

     8.3  Amendment.

     This Agreement may be amended by action taken by the Company, Parent and Acquisition Co. at any time before or after approval of the Merger by the stockholders of the Company but after any such approval no amendment shall be made that requires the approval of such stockholders under applicable law without such approval. This Agreement (including the Company
Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.


                      ARTICLE IX
       ACTIONS BY THE PARTIES AFTER THE CLOSING

     9.1  Survival of Representations, Warranties, Etc.

     The representations, warranties and covenants contained in or made pursuant to this Agreement or any certificate, document or instrument delivered pursuant to or in connection with this Agreement in the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder (notwithstanding any investigation, analysis or evaluation by any party hereto or their designees of the Assets and Properties, business, operations or condition (financial or otherwise) of the other party), and thereafter the representations and warranties of the parties herein shall continue to survive in full force and effect.

     9.2  Indemnification.

          (a)  By the Company Stockholders.  The Company
Stockholders shall, jointly and severally, indemnify, defend and hold harmless Parent, Acquisition Co., the Surviving Corporation and their respective officers, directors, employees, affiliates, agents, successors, subsidiaries and assigns (collectively the "Parent
Group") from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses (collectively, the "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by the Company or the Company Stockholders in or pursuant to this Agreement, or in the other documents delivered in connection with the transactions contemplated in this Agreement.

          (b) Right of Set-Off. As security for their obligation to indemnify Parent and Parent Group hereunder, the Company Stockholders hereby grant each of Parent and the Parent Group a right of set-off and agree that at any time a payment or amount is owing by the Company Stockholders pursuant to the terms of this
Article IX, or either Parent or the Parent Group has made a claim for indemnification pursuant to the terms of this Article IX, Parent and the Parent Group may set-off, or direct the other party to set-off, amounts owning by either Parent or the Parent Group to any of the Company Stockholders.

          (c)  Notwithstanding the foregoing, the Company
Stockholders shall have no liability with respect to the matters described in paragraph (a) above unless and until the aggregate amount of Damages equal or exceed
$25,000 (the "Threshold Amount"). At such time as the aggregate Damages equal or exceed the Threshold Amount, Parent and/or the Parent Group shall be indemnified to the full extent of all such Damages (including Damages counted in determining whether the aggregate Damages equal or exceed the Threshold Amount); provided, however, that this paragraph shall not apply to any intentional or fraudulent breach by any Company
Stockholder of any representation, warranty, covenant or obligation.

          (d) Limitation of Liability. The limitation of the Company Stockholders for indemnification under this
Article IX shall be limited to its ratable portion of the Parent Common Stock (as valued in accordance with the terms of this Agreement) issued as Stock
Consideration. This limitation of liability shall not apply to any intentional or fraudulent breach by any party of any representation, warranty, covenant or obligation.

     9.3  Articles of Incorporation and Bylaws.

     Notwithstanding anything to the contrary contained in the Company's Articles of Incorporation or Bylaws, the indemnification provisions of this Article IX shall take precedence over such Articles of Incorporation or Bylaws. No Company Stockholder nor any other director or officer incumbent at any time prior to the Closing shall be entitled to indemnification directly or indirectly under the Company's Articles of Incorporation or Bylaws or otherwise for any matter upon which the Company or any Company Stockholder has or might have an indemnification obligation hereunder and the Articles of Incorporation and Bylaws shall be deemed amended accordingly. However, the provisions of this Section 9.3 are intended only for the regulation of relations between the Company and the Company
Stockholders and any indemnified party.  This Section
9.3 is not intended for the benefit of creditors or other third parties and does not grant any rights to creditors or other third parties.

     9.4  Non-Exclusivity.

     The parties hereto acknowledge and agree that the indemnity obligations set forth above shall not be the exclusive remedy of the indemnified parties with respect to the Contemplated Transactions.


                       ARTICLE X
                     MISCELLANEOUS

     10.1 Further Assurances.

     In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article IX).

     10.2 Notices.

     All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

          If to Parent or Surviving Corporation:

               Crdentia Corp.
               455 Market Street, Suite 1220
               San Francisco, CA  92105
               Facsimile No.: (415) 543-1415
               Attention:  Chief Executive Officer

          with copies to:

               Morrison & Foerster llp
               3811 Valley Centre Drive, Suite 500
               San Diego, CA  92130
               Facsimile No.: (858) 720-5125
               Attention:  Steven G. Rowles, Esq.

          If to Principal Stockholders:

               Deborah McDonnell
               The Kenneth Family Trust
               2014 Judah Street
               San Francisco, CA 94122
               Facsimile No.: (415) 664-6400

          with copies to:

               Law Offices of Michael J. Raifsnider
               109 Geary St., 4th Floor
               San Francisco, California 94108
               Facsimile No.: (415) 982-5130
               Attention:  Michael J. Raifsnider, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10.2, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this
Section 10.2, be deemed given upon receipt, and
(iii) if delivered by mail in the manner described above to the address as provided in this Section 10.2, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     10.3 Entire Agreement.

     This Agreement (and all exhibits and schedules attached hereto, all other documents delivered in connection herewith) supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect thereto.

     10.4 Waiver.

     Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

     10.5 No Third Party Beneficiary.

     The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under
Article IX.

     10.6 No Assignment; Binding Effect.

     Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that any party's rights to indemnification under
Article IX may be freely assigned. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     10.7 Severability.

     If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and mutually acceptable to the parties herein.

     10.8 Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles.

     10.9 Consent to Jurisdiction and Forum Selection.

     Each of the Parent, Acquisition Co. and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for the recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns will be brought and determined in either San Francisco County Superior Court or the
United States District Court for the North District of
California, and each of the Parent, Acquisition Co., the Principal Stockholders and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Parent, Acquisition Co., the Principal Stockholders and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts
(whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to trial by jury.

     10.10     Construction.

     No provision of this Agreement shall be construed in favor of or against any party on the ground that such party or its counsel drafted the provision.
Any remedies provided for herein are not exclusive of any other lawful remedies which may be available to either party. This Agreement shall at all times be construed so as to carry out the purposes stated herein.

     10.11     Counterparts.

     This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     10.12     Attorney's Fees.

     In the event any action is brought for enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred in said action.



   [Remainder of this page intentionally left bank.]
In Witness Whereof, this Agreement has been duly executed and delivered by the parties hereto, or their duly authorized officer, as of the date first above written.


                              CRDENTIA CORP.,
                              a Delaware corporation

                              By: /s/ Lawrence M. Davis
                              ------------------------------------
                              Name:   Lawrence M. Davis
                              Title:  Chief Financial Officer


                              NNI ACQUISITION CORPORATION,
                              a Delaware corporation

                              By: /s/ Lawrence M. Davis
                              ------------------------------------
                              Name:   Lawrence M. Davis
                              Title:  Chief Financial Officer


                              NURSES NETWORK, INC.,
                              a California corporation

                              By: /s/ Robert J. Kenneth
                              ------------------------------------
                              Name:   Robert J. Kenneth
                              Title:  Secretary


                               /s/ Deborah A. McDonnell
                              ------------------------------------
                                   Deborah A. McDonnell


                               /s/ Robert J. Kenneth
                              ------------------------------------
                                   Robert J. Kenneth




                    SCHEDULE 1.1(a)

                Accredited Stockholders

This schedule has been omitted in accordance with Item
601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.


                    SCHEDULE 1.1(b)

              Non-Accredited Stockholders

This schedule has been omitted in accordance with Item
601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.


                 SCHEDULE 2.8(b)(iii)

         Parties to Non-Competition Agreements

This schedule has been omitted in accordance with Item
601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.


                       EXHIBIT A

                  Agreement of Merger

This exhibit has been omitted in accordance with Item
601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.


                       EXHIBIT B

                 Certificate of Merger

This exhibit has been omitted in accordance with Item
601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.


                       EXHIBIT C

               Non-Competition Agreement

This exhibit has been omitted in accordance with Item
601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.


                       EXHIBIT D

     Officer's Certificate of Nurses Network, Inc.

This exhibit has been omitted in accordance with Item
601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.


                       EXHIBIT E

   Certificate of Secretary of Nurses Network, Inc.

This exhibit has been omitted in accordance with Item
601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.


                       EXHIBIT F

                        Release

This exhibit has been omitted in accordance with Item
601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.


                       EXHIBIT G

        Officer's Certificate of Crdentia Corp.

This exhibit has been omitted in accordance with Item
601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.


                       EXHIBIT H

      Certificate of Secretary of Crdentia Corp.

This exhibit has been omitted in accordance with Item
601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.


                       EXHIBIT I

                    McDonnell Note

This exhibit has been omitted in accordance with Item
601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.


                       EXHIBIT J

                    Kenneth Note I

This exhibit has been omitted in accordance with Item
601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.


                       EXHIBIT K

                   Kenneth  Note II

This exhibit has been omitted in accordance with Item
601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.